EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333 11129, 333 42279, 333-71623, 333-38570, 33-92438, and 333-58572 on Form S-8 of our reports dated March 13, 2008, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Captaris, Inc. for the year ended December 31, 2007.

/s/ Moss Adams LLP
Seattle, Washington
March 13, 2008